SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuantto
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 10, 2010

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue
10th Floor
New York, New York 10022
(Address of Principal Executive Offices)

212-605-0245
(Registrant's telephone number, including area code)

Item 4.02(a)  Non Reliance on Previously Issued Financial Statements

We are filing this Form 8K to notify you to no longer rely on the unaudited financial information for the periods ended December 31, 2009 and March 31, 2010 included in our Form 10Q’s filed February 22, 2010 and May 24, 2010, respectively.

During the audit of the annual financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2010, our independent accounts brought to the attention of management that, beginning in July 2009, the Company had convertible debt, accrued interest, contractually issuable shares, options and warrants that, if converted into common stock shares, would exceed the amount of the Company’s authorized common shares.  From July 2009 through June 30, 2010, and beyond, the Company continued to issue new shares of its common stock and new instruments convertible or exercisable into shares of its common stock.  At each period of time that one of these instruments was issued, the amount of common shares, which potentially exceeded the Company’s issuable shares above its authorized common shares increased.  In accordance with the guidance on accounting for derivatives, the Company valued and recorded a derivative liability that resulted from these shares issuable in excess of its authorized share capital at June 30, 2010.

As a result, after the audit was completed and the Form 10K was filed management analyzed the impact of the guidance on accounting for embedded derivatives associated with the excess shares for each of the interim periods, previously reported, ended September 30, 2009, December 31, 2009 and March 31, 2010.  On or about November 19, 2010, management determined that the derivative issue had an immaterial effect on the interim period ended September 30, 2009, but that the effect on the interim periods ended December 31, 2009 and March 31, 2010 was material.  Management discussed their conclusions with the audit committee on December 7, 2010.  The audit committee concurred with management’s conclusions.  Management and the Company’s audit committee of the board of directors have also discussed this matter with the Company’s new independent registered public accounting firm.

 As a result, management and the audit committee determined on December 7, 2010 that the Company should restate its financial statements for the three and six months period ended December 31, 2010 and for the three and nine months period ended March 31, 2010. Accordingly, the Company’s previously issued financial statements for the three and six month periods ended December 31, 2009 and for the three and nine month periods ended March 31, 2010, included in the Company’s interim reports on Form 10-Q for each of the quarters ended December 31, 2009 and March 31, 2010 should no longer be relied upon. The Company plans to file amended interim reports of Form 10-Q for each of these periods with the Securities and Exchange Commission subsequent to the filing of this current report on Form 8-K.

Expected impact of the restatement

The estimated impact of the adjustments to the Company’s balance sheets and statements of operations are summarized in the tables below. The Company is still in the process of completing its review of the restated financial statements, and, therefore, the estimated adjustments described below are preliminary. The Company expects the restatement will not differ materially from the estimated adjustments below.

	Three months ended			Six months ended
	December 31, 2009			December 31, 2009

	As		As	As		As
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Total Liabilities	$18,153,452	$674,040	$18,827,492	$18,153,452	$674,040	$18,827,492
Additional paid in capital	$274,550,380	$(1,499,621)	$273,050,756	$274,550,380	$(1,499,621)	$273,050,756
Net loss	$(2,921,200)	$1,117,400	$(1,803,800)	$(6,170,136)	$825,581	$(5,344,555)
Basic and diluted loss pre share	$(0.06)	$0.02	$(0.04)	$(0.15)	$0.02	$(0.13)

	Three months ended			Nine months ended
	March 31, 2010			March 31, 2010

	As		As	As		As
	Reported	Adjustments	Restated	Reported	Adjustments	Restated

Total Liabilities	$20,398,249	$4,392,767	$24,791,016	$20,398,249	$4,392,767	$24,791,016
Additional paid in capital	$277,015,165	$(4,784,339)	$272,230,826	$277,015,165	$(4,784,339)	$272,230,826
Net loss	$(4,367,368)	$(434,009)	$(4,801,377)	$(10,537,503)	$391,572	$(10,145,931)
Basic and diluted loss pre share	$(0.08)	$(0.01)	$(0.09)	$(0.23)	$0.01	$(0.22)

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: December 10, 2010	By:	/s/ Richard J. Mitchell, III
Name: Richard J. Mitchell, III
Title: Chief Accounting Officer